Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the "Agreement") made as of this _____ day of _____________, 200_, between Wild Oats Markets, Inc., a Delaware corporation (the "Company"), and <<Name>> (the "Grantee").

RECITALS

1. As of <<Date_of_Grant>>, the Company grants (the "Grant") the Grantee Restricted Stock Units ("RSUs"), which are exchangeable for shares of Company common stock (the "Stock") under the Wild Oats Markets, Inc. 1996 Equity Incentive Plan (the "Plan") according to the Distribution Election, a form of which is attached hereto, made by the Grantee and pursuant to this Agreement.

2. The Company and the Grantee wish to provide for the grant of the RSUs on the terms and conditions set forth below. RSUs shall only be available to non-employee members ("Directors") of the Board of Directors (the "Board") of the Company.

AGREEMENT

1. Grant of RSUs.

(a) Pursuant to the Plan and subject to the terms and conditions of this Agreement, the Company hereby grants to the Grantee _____ RSUs effective as of _____________, 200_. The amount of RSUs granted is based upon the following calculation (check all applicable):

___ Board meeting grant: $3,450 (115% of $3,000) divided by the fair market value ("FMV") as determined below, of the Stock on the NASDAQ National Market.

___ Committee meeting grant: $2,300 (115% of $2,000) divided by the FMV of the Stock on the NASDAQ National Market.

___ Annual service grant: 4,000 RSUs granted each year for service on the Board.

___ Other: ____________________________________________________________________

(b) In the event of a Grant, the FMV of the Stock shall be determined with reference to the closing price of the Stock as of last day of each board meeting. In the event a board meeting adjourns on a day during which the Stock is not traded, FMV shall be determined with reference to the closing price of the Stock on the last trading day immediately preceding the last day of the board meeting. In all other events, the FMV of the Stock shall be determined with reference to the closing price on the day prior to the determination of FMV.

(c) All fractional shares shall be rounded down.

2. Vesting.

(a) All RSUs will be vested on the date of grant, other than those granted for annual service on the Board, which shall vest on the one year anniversary of the Grant. If the Grantee is not a Director on the one-year anniversary of the Grant and the Grant is not otherwise vested under this Agreement, then the Grant shall be null and void.

(b) All units will vest upon a Change-in-Control as defined in paragraph 2(c) below.

(c) A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i) any person who is or who becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 31% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes a beneficial owner in connection with a non-control merger (as defined in paragraph (iii) below); or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(iii) A merger or consolidation of the Company or any direct or indirect subsidiary of the Company is consummated with any other corporation, other than a merger or consolidation (a non-control merger") immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of Directors of the Company, the entity surviving such merger or consolidation or any parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement is consummated for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

(d) All RSUs shall vest upon the death or Disability (as that term is defined in Section 22(e) of the Internal Revenue Code) of the Grantee.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

3. Payment for RSUs, Delivery of Stock Certificates. When the RSUs become payable, the RSUs shall be settled in shares of Stock in accordance with the Distribution Election made by the Director prior to the first receipt of RSUs under the Plan (the "Payment Date").

Notwithstanding any distribution election by the Grantee, in the case of death or Disability, as that term is defined in paragraph 2(d) above, of the Grantee, the RSUs shall be payable within thirty (30) days following death or determination of Disability. In the event the 30th day falls on a day during which the Stock is not traded, payment shall be made on the next trading day following the 30th day. Subject to the provisions of Section 7 below, stock certificates (the "Certificates") evidencing the Stock shall be issued to the Grantee as of the Payment Date and registered in the Grantee’s name on the records of the Company. Subject to and conditioned on the satisfaction of any withholding obligations, the Certificates shall be delivered to the Grantee as soon as practicable after the Payment Date. Notwithstanding the foregoing, if, at the time that payment is due under this Section 3, the Company’s deduction for compensation payable to the Grantee is subject to the restrictions of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), payment shall not be made until the Company’s deduction for the compensation attributable to the payment is not limited by Section 162(m).

4. Dividend Equivalents. The Grantee shall be entitled to receive cash payments (referred to as dividend equivalents) equal to any cash dividends and other distributions paid in cash with respect to a corresponding number of shares of Stock.

5. Adjustments to the RSUs.

(a) Adjustment by Merger, Stock Split, Stock Dividend, etc. If the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of Stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of shares of Stock shall be increased through the payment of a stock dividend, or if a dividend on the shares of Stock or rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Stock, then there shall be substituted for or added to each RSU, the number and kind of shares of Stock or other securities into which each outstanding share of Stock that may become payable with respect to the RSU shall be so changed or for which each share shall be exchanged or to which each share shall be entitled.

(b) Other distributions and changes in the Stock. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or any stock or other securities into which the Stock is changed or for which it is exchanged, then if the Board shall, in its sole discretion, determine the change, if any, required to the number of RSUs held by a Grantee or to which any Award granted under the Plan relates immediately prior to the making of such adjustment

6. Reorganization. The Board may also provide for the assumption or substitution of the RSUs by the surviving entity and make any other provision for the RSUs as the Board deems appropriate in its sole discretion. The Company, or any successor or purchaser of the Company, as the case may be, shall make adequate provision for the assumption of the RSUs or the substitution of new RSUs for the outstanding RSUs on terms comparable to the terms of this Agreement.

7. Withholding. In the event the Grantee is subject, in the exclusive judgment of the Company, to withholding, the Grantee shall make appropriate arrangements with the Company to make payment to the Company of the amount required to be withheld under applicable federal, state, local, and other tax laws (collectively, "Withholding Taxes"). The Grantee may elect to pay such Withholding Taxes in cash by delivering to the Company a check payable to the order of the Company or, if the Company agrees, by authorizing the Company to withhold the amount due from the Grantee’s pay during the pay periods immediately preceding and following the date on which any such Withholding Tax liability arises. If the Withholding Taxes arise on or after the date the RSUs become payable, the Grantee may, in addition to the methods described in the preceding sentence, elect to pay such Withholding Taxes (a) by selling a portion of the Stock then payable under this Agreement if otherwise permitted by this Agreement or (b) by having the Company withhold from the shares otherwise payable and deliverable to the Grantee a number of shares having a FMV equal to the amount of the minimum required Withholding Taxes, or such lesser amount as the Grantee may elect. In such cases, the value of the shares to be withheld shall be based on the FMV of the shares on the date the amount of Withholding Taxes is determined (the "Tax Date"). The Grantee must make an irrevocable election of the manner of payment of the Withholding Taxes no later that fourteen (14) calendar days prior to the Tax Date; provided however, if the Grantee is subject to Section 16(b) of the Securities Exchange Act of 1934, the election shall be made in accordance with the requirements of Rule 16b-3. If, on and after the time the RSUs become payable, the Grantee has not made arrangements satisfactory to the Company to pay the Withholding Taxes, the Company shall withhold from the shares, a number of shares having a FMV equal to the amount required to pay the Withholding Taxes. The value of the shares to be withheld shall be based on the FMV of the shares on the Tax Date. The Company shall not deliver any shares of Stock unless and until the Grantee has delivered to the Company, or has made arrangements satisfactory to the Company to provide fully for, the required Withholding Taxes.

8. Restriction on Transferability. RSUs, whether or not vested, may not be sold, assigned, transferred by gift or otherwise, pledged or hypothecated, or otherwise disposed of, by operation of law or otherwise at any time, except by will or the laws of descent and distribution.

9. No Rights as a Stockholder. The Grantee shall have no voting or any other rights as a stockholder of the Company with respect to the RSUs. Upon payment of the RSUs and the transfer of shares of Stock to the Grantee, the Grantee shall have all of the rights of a stockholder of the Company. The Grantee’s right to receive Stock under this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

10. Miscellaneous.

(a) Administration. This Agreement shall be administered by the Board. Any determination by the Board shall be final and binding on all parties.

(b) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

(i) If to the Company, to Director of Compensation, 3375 Mitchell Lane, Boulder, CO 80301, with a copy to General Counsel at the same address, or at any other address as may have been furnished to the Grantee in writing by the Company; or

(ii) If to the Grantee, to the Grantee at the address set forth below under the signature line, or at other address as may have been furnished to the Company by the Grantee.

Any such notice shall be deemed to have been given as of the second day after deposited in the United States mail, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

(c) Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee. Notwithstanding the foregoing, this Agreement may be amended in the sole discretion of the Board by a writing that states specifically it is amending this Agreement if a copy of the amendment is delivered to the Grantee; provided, however, no amendment may adversely affect the rights of the Grantee without the Grantee’s written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to the Grantee, the provisions of the RSUs in any way it may deem necessary or advisable to implement the purposes of the grant and this Agreement as a result of any change in applicable laws and regulations or any future law, regulation, ruling, or judicial decision, provided any change shall be applicable only to RSUs that are then subject to the restrictions provided in this Agreement.

(d) Defined Terms. Capitalized terms shall have the meaning set forth in the Plan or herein.

(e) Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board appointed under the Plan, but only to the extent permitted under the Plan.

(g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(h) Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained on the Board or any committee of the Board of the Company and this Agreement is limited solely to governing the rights and obligations of the Grantee with respect to the RSUs.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

[REST OF THE PAGE IS LEFT INTENTIONALLY BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Wild Oats Markets, Inc.

By: ________________________________

GRANTEE

_______________________________________

Print Name: ______________________________

Address: ________________________________

________________________________

________________________________